UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2022

AWAYSIS CAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21477	27-0514566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4405 Peter Road, Plantation, Florida 33304

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 931-9244

JV Group, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 23, 2022, Awaysis Capital, Inc. (formerly JV Group, Inc. (the “Company”) announced on Form 8-K, among other things, that the Company changed its ticker symbol from “ASZP” to “AWYS” (the “Symbol Change”), and that effective May 20, 2022, the Company’s common stock, par value $.01 per share (“Common Stock”), began trading on the OTC Market under the new symbol. The Symbol Change was approved by FINRA.

On May 24, 2022, the Company was informed by FINRA that the symbol AWYS was in fact reserved and was not available for use by the Company notwithstanding FINRA’s prior approval and notice, and required the Company to pick a new ticker symbol.

Accordingly, the Company, with further FINRA approval, further changed its ticker symbol from “AWYS” to “AWCA”, and that effective May 25, 2022, the Company’s Common Stock will trade on the OTC Market under the new symbol.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 24, 2022

AWAYSIS CAPITAL, INC.

	By:	/s/ Andrew Trumbach
	Name:	Andrew Trumbach
	Title:	President and CFO